Exhibit 99.1

Spinal Stabilization Technologies, LLC, a Leading Developer and Manufacturer of Spinal Medical Devices, to be Publicly Listed through a Proposed Business Combination with BlueRiver Acquisition Corp.

-	Spinal Stabilization Technologies is a pioneer in developing minimally invasive surgical treatments for specific types of lower back pain. It is targeting a promising market opportunity within the areas of Augmented Discectomy and Degenerative Disc Disease.

-	In March 2021, the FDA granted the PerQdisc Nucleus Replacement System, the Company’s leading product candidate, designation as a Breakthrough Device, potentially allowing for a more streamlined FDA review process and reduced regulatory costs.

-	Proposed transaction represents a pre-money equity value of $240 million for Spinal Stabilization Technologies.

-	Existing Spinal Stabilization Technologies shareholders will roll 100% of their current equity holdings into equity of the combined company.

San Antonio, TX (July 24, 2023) – Spinal Stabilization Technologies (“SST” or the “Company”), a medical device company, and BlueRiver Acquisition Corp. ("BlueRiver") (NYSE American: BLUA), a publicly traded special purpose acquisition company, have entered into a definitive business combination agreement. Upon the closing of the proposed transaction between SST and BlueRiver, the combined company will operate as Spinal Stabilization Technologies and be listed on an approved stock exchange.

Spinal Stabilization Technologies is a medical device company focused on developing and then commercializing a proprietary lumbar implant for nucleus pulposus replacement to alleviate certain types of lower back pain. SST's flagship product, the PerQdisc, is a lumbar intervertebral disc nucleus replacement. The PerQdisc is an investigational device in the U.S. and has not been approved by the FDA.

The PerQdisc, a silicone-based prosthesis formed in-situ, is designed to emulate the natural function of the native nucleus pulposus, providing a motion-preserving surgical solution. SST's pioneering work has positioned it to be at the forefront of the market for Augmented Discectomy and Degenerative Disc Disease treatments.

Spinal Stabilization Technologies Investment Highlights

•	FDA Designation as a "Breakthrough Device" and Clinical Studies: In March 2021, the FDA designated the PerQdisc Nucleus Replacement System as a Breakthrough Device. The Company has been carefully studying the PerQdisc and the procedure for implanting the PerQdisc in rigorous clinical studies outside the US. The data is being published and presented at surgical spine conferences and is being used to support regulatory filings globally. The Company website (www.sstspine.com) will be updated with the latest data on an ongoing basis.

•	Underserved Market: Data from the PerQdisc clinical trial program suggests PerQdisc may be a preferred surgical option for patients with mild to moderate disc degeneration and with severe back pain who have failed conservative therapy and for patients with a disc herniation requiring a discectomy procedure. These patients are usually not candidates for spinal fusion. As such, PerQdisc is designed to offer a less invasive treatment option compared to other surgical treatments.

•	Significant Growth Opportunities: The Company, with its PerQdisc product, will seek to penetrate the Augmented Discectomy market, a $4.8 billion opportunity, and the Degenerative Disc Disease market, a $4.6 billion opportunity.(1)

•	Strong Product Differentiation: PerQdisc is designed to provide a swift, minimally invasive alternative to traditional surgical options like spinal fusion and total disc replacement treatments. Unlike these invasive and time-consuming options, PerQdisc's unique custom-fit implant procedure is designated to preserve the patient’s anatomy including the bones, muscles and other soft tissues around the disc. Only a small portion of the central part of the disc is removed. Then the PerQdisc is inserted in the center of the disc where it cures within 10 minutes. There are no screws or rods or fixation devices placed during the procedure. In most cases the patients can be discharged much earlier than patients receiving a spinal fusion or a total disc replacement.

•	FDA and the Investigational Device Exemption trial (the “IDE”): The U.S. pivotal trial, pursuant to an IDE is expected to begin in Q2 2024. The IDE is being designed with input from global spinal surgeon key opinion leaders who have participated in numerous IDEs and have led many companies through this important step in the process of gaining premarket approval to commercialize the technology in the United States.

Transaction Terms

The combined company would have an estimated post-transaction enterprise value of approximately $302 million, assuming a proposed future $40.0 million equity raise (the “PIPE”) and assuming 100% redemptions by BlueRiver public shareholders. Proceeds from the transaction, if any, will be used to execute on the Company’s business plan including funding the FDA pivotal trial and commercial expansion. The proposed PIPE is subject to market and other conditions, and there can be no assurance as to whether or when the PIPE equity raise may be completed, or as to the actual size or terms of the PIPE when and if committed and consummated.

BlueRiver’s and SST’s respective boards of directors have approved the transaction, which is expected to close in the fourth quarter of 2023, or early 2024, subject to regulatory and shareholder approvals and the satisfaction of other closing conditions, including the completion of mutual due diligence and a committed PIPE or other mutually satisfactory financing resulting in net proceeds of at least $10 million. SST shareholders will roll 100% of their existing SST equity holdings and are expected to own equity-linked securities representing approximately 70% of combined company on a non-fully diluted basis immediately following the closing of the proposed business combination, assuming 100% redemptions by BlueRiver’s public stockholders and a proposed future $40.0 million PIPE raise. Additional information about the proposed transaction, including a copy of the business combination agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by BlueRiver with the Securities and Exchange Commission (“SEC”) and will be available at www.sec.gov. The combined company will file a registration statement (which will contain a proxy statement of BlueRiver and prospectus) with the SEC in connection with the transaction.

(1) Source: National Ambulatory Medical Care Survey, Life Science Intelligence, Global Surgical Procedure Volumes Database, Clemson University Research Foundation and Company estimates.

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“Cohen”), acts as BlueRiver’s exclusive financial advisor and lead capital markets advisor. Goodwin Procter LLP is acting as BlueRiver’s legal counsel. Kreager Mitchell, PLLC is acting as SST’s legal counsel.

About Spinal Stabilization Technologies

Established in 2010, Spinal Stabilization Technologies™ (SST), is a medical device firm in the U.S., specializing in nucleus pulposus replacement. SST's flagship investigational device, the PerQdisc, is an innovative lumbar intervertebral disc nucleus replacement designed to alleviate chronic lower back pain associated with Degenerative Disc Disease. For more information, please visit https://www.sstspine.com//.

About BlueRiver

BlueRiver Acquisition Corp. is a special purpose acquisition company (“SPAC”) domiciled in the Cayman Islands formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, please visit http://blueriverspac.com//.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the proposed transaction, including the risks that (a) the proposed transaction may not be consummated on the terms of the definitive business combination agreement or within the anticipated time period, or at all, (b) BlueRiver may fail to obtain stockholder approval of the proposed business combination, (c) the parties may fail to secure required regulatory approvals under applicable laws, and (d) other conditions to the consummation of the proposed transaction under the business combination agreement may not be satisfied, including without limitation, the completion to the parties’ mutual satisfaction of customary due diligence and the completion of the PIPE equity raise or other mutually satisfactory financing; (2) the effects that any termination of the business combination agreement may have on BlueRiver or Spinal Stabilization Technologies or their respective business, including the risks that BlueRiver’s share price may decline significantly if the proposed transaction is not completed; (3) the effects that the announcement or pendency of the proposed transaction may have on Spinal Stabilization Technologies’ and its business, including the risks that as a result (a) BlueRiver’s business, operating results or stock price may suffer or (b) BlueRiver’s or Spinal Stabilization Technologies’ current plans and operations may be disrupted; (4) the inability to recognize the anticipated benefits of the proposed transaction; (5) unexpected costs resulting from the proposed transaction; (6) changes in general economic conditions; (7) regulatory conditions and developments; (8) changes in applicable laws or regulations; (9) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against BlueRiver, Spinal Stabilization Technologies and others; and (10) other risks and uncertainties indicated from time to time in the registration and proxy statement relating to the proposed transaction, including those under "Risk Factors" therein, and in BlueRiver’s filings with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither BlueRiver nor Spinal Stabilization Technologies assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Spinal Stabilization Technologies intends to file with the SEC a registration statement on Form S-4, which will include a preliminary proxy statement/prospectus and other relevant documents, which will be both the proxy statement to be distributed to BlueRiver’s stockholders in connection with BlueRiver’s solicitation of proxies for the vote by BlueRiver’s stockholders with respect to the proposed business combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Spinal Stabilization Technologies to be issued in connection with the business combination. STOCKHOLDERS OF BLUERIVER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SPINAL STABILIZATION TECHNOLOGIES AND BLUERIVER WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement/prospectus and other relevant materials (when they become available) and other documents filed by Spinal Stabilization Technologies and BlueRiver at the SEC’s website at www.sec.gov. Copies of the proxy statement/prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, on BlueRiver’s website at https://www.blueriverspac.com/ or by directing a request to: BlueRiver Acquisition Corp., 250 West Nottingham Drive, Suite 400 San Antonio, Texas 78209.

Participants in Solicitation

Each of BlueRiver and Spinal Stabilization Technologies and their respective directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding BlueRiver’s directors and executive officers is available in BlueRiver’s final prospectus dated January 28, 2021 relating to its initial public offering and in BlueRiver’s subsequent filings with the SEC. Other information regarding Spinal Stabilization Technologies and the other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contacts

John Gregg

admin@blueriverspac.com